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                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


         A NATIONAL BANKING ASSOCIATION                   36-0899825
                                                       (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)


    ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS        60670-0126
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                       ERP OPERATING LIMITED PARTNERSHIP
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


       ILLINOIS                                     36-3894853
(STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)


    TWO NORTH RIVERSIDE PLAZE, SUITE 400
    CHICAGO, ILLINOIS                                  60606
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)



                                DEBT SECURITIES
                       (TITLE OF INDENTURE SECURITIES)


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ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         --------------------
         INFORMATION AS TO THE TRUSTEE:


         (A) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFLIATIONS WITH THE OBLIGOR. IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
         PART OF THIS STATEMENT OF ELIGIBILITY.


         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by
         Section 321(b) of the Act.

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             7.   A copy of the latest report of condition of the
             trustee published pursuant to law or the requirements of its supervising or examining authority.

             8. Not Applicable.

             9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 29th day of January, 1998.


                             The First National Bank of Chicago,
                             Trustee


                             By  /s/ Steven M. Wagner
                                 ------------------------------
                                 Steven M. Wagner
                                 Vice President







* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

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                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                     January 29, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between ERP Operating Limited Partnership and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                     Very truly yours,

                                     The First National Bank of Chicago


                                     By: /s/ Steven M. Wagner
                                     Steven M. Wagner
                                     Vice President




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     EXHIBIT 7


Legal Title of Bank:   The First National Bank of Chicago    Call Date: 09/30/97  ST-BK:  17-1630 FFIEC 031
                  Address:                  One First National Plaza, Ste 0303                               Page RC-1
                                                                         City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8



CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding  as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                 C400
                                                                             DOLLAR AMOUNTS IN                  ------
                                                                                THOUSANDS                 RCFD  BIL MIL THOU
                                                                             -----------------            ----  ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
a.  Noninterest-bearing balances and currency and coin(1)                                                  0081   4,499,157    1.a.
b.  Interest-bearing balances(2)                                                                           0071   6,967,103    1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                           1754           0    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)                                        1773   5,251,713    2.b.

3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                                 1350    5,561,976   3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)                                                                 RCFD 2122  24,171,565                                4.a.
    b. LESS: Allowance for loan and lease losses                          RCFD 3123     419,216                                4.b.
    c. LESS: Allocated transfer risk reserve                              RCFD 3128           0                                4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                               2125   23,752,349    4.d.
5.  Trading assets (from Schedule RD-D)                                                                   3545    6,238,805    5.
6.  Premises and fixed assets (including capitalized leases)                                              2145      717,303    6.
7.  Other real estate owned (from Schedule RC-M)                                                          2150        7,187    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                                        2130       77,115    8.
9.  Customers' liability to this bank on acceptances outstanding                                          2155      614,921    9.
10. Intangible assets (from Schedule RC-M)                                                                2143      277,105    10.
11. Other assets (from Schedule RC-F)                                                                     2160    2,147,141    11.
12. Total assets (sum of items 1 through 11)                                                              2170   56,108,875    12.




(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


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
Legal Title of Bank:       The First National Bank of ChicagoCall Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
              Address:                      One First National Plaza, Ste 0303                          Page RC-2
                                                                    City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

SCHEDULE RC-CONTINUED
                                                                         DOLLAR AMOUNTS IN
                                                                             Thousands                 BIL MIL THOU
---------------------------------------------------------------------------------------------------------------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)                                                            RCON 2200  21,496,468    13.a
       (1) Noninterest-bearing(1)                                       RCON 6631  8,918,843                           13.a.1
       (2) Interest-bearing                                             RCON 6636 12,577,625                           13.a.2

    b. In foreign offices, Edge and Agreement subsidiaries, and                               RCON 2200  14,164,129
   IBF's (from Schedule RC-E, part 1)
    (1) Noninterest bearing                                             RCFN 6631    352,399                           13.b.1
    (2) Interest-bearing                                                RCFN 6636 13,811,730                           13.b.2

14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                            RCFD 2800   3,894,469    14
15. a. Demand notes issued to the U.S. Treasury                                               RCON 2840      68,268    15.a
    b. Trading Liabilities(from Schedule RC-D)....................................            RCFD 3548   5,247,232    15.b

16. Other borrowed money:
    a. With a remaining  maturity of one year or less                                         RCFD 2332   2,608,057    16.a
    b. With a remaining  maturity of than one year through three years                             A547     379,893    16.b
    c.  With a remaining maturity of more than three years ......................                  A548     323,042    16.c

17. Not applicable

18. Bank's liability on acceptance executed and outstanding                                   RCFD 2920     614,921    18
19. Subordinated notes and debentures (2)                                                     RCFD 3200   1,700,000    19
20. Other liabilities (from Schedule RC-G)                                                    RCFD 2930   1,222,121    20
21. Total liabilities (sum of items 13 through 20)                                            RCFD 2948  51,718,600    21

22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                             RCFD 3838         023
24. Common stock                                                                              RCFD 3230     200,858    24
25. Surplus (exclude all surplus related to preferred stock)                                  RCFD 3839   2,989,408    25
26. a. Undivided profits and capital reserves                                                 RCFD 3632   1,175,518    26.a.

    b. Net unrealized holding gains (losses) on available-for-sale
    securities                                                                                RCFD 8434      26,750    26.b.
27. Cumulative foreign currency translation adjustments                                       RCFD 3284      (2,259)   27
28. Total equity capital (sum of items 23 through 27)                                         RCFD 3210   4,390,275    28
29. Total liabilities and equity capital (sum of items 21 and 28)                             RCFD 3300  56,108,875    29

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best
    describes the  most  comprehensive level of auditing work performed for the bank                    Number
    by independent external  Number auditors as of any date during 1996...........  RCFD 6724..........  N/A                 M.1

1 =    Independent audit of the bank conducted in accordance              4 = Directors' examination of the bank performed by other
       with generally accepted auditing standards by a certified              external auditors (may be required by state chartering
       public accounting firm which submits a report on the bank              authority)
2 =    Independent audit of the bank's parent holding company             5 = Review of the bank's financial statements by external
       conducted in accordance with generally accepted auditing               auditors
       standards by a certified public accounting firm which              6 = Compilation of the bank's financial statements by
       submits a report on the consolidated holding company                   external auditors
       (but not on the bank separately)                                   7 = Other audit procedures (excluding tax preparation
3 =    Directors' examination of the bank conducted in                        work)
       accordance with generally accepted auditing standards              8 = No external audit work
       by a certified public accounting firm (may be required by
       state chartering authority)


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.